Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered October 18, 2002. This Agreement will be effective on November 10, 2002, (the "Effective Date") which is the day following the completion of the Interim Management Agreement which terminates on November 9, 2002, by and between SurgiCare, Inc., a Delaware corporation ("Company"), and Phillip C. Scott ("Employee").

                                 R E C I T A L S

         A. WHEREAS, Company desires to employ Employee pursuant to the terms expressed herein.

         B. WHEREAS, Employee is desirous to become employed by Company under the terms and conditions set forth herein. .

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Employment Arrangement

                  1.1 Services. Company hereby employs Employee as Chief Financial Officer ("CFO") of Company. As such, Employee shall report to the Chief Executive Officer ("CEO"). Employee's authority as the CFO shall include the hiring and firing of all employees under his control, establishing and enforcing financial policies and procedures, vendor selection and negotiation, and other acts or things necessary or advisable to manage and conduct the business of Company or as delegated by the CEO consistent with the duties customarily performed by persons in a similar executive capacity.

                  1.2 Time Devoted by Employee. Employee will devote his substantial business time, attention, efforts and abilities to the business of Company to promote the interests of Company; provided however, Employee may continue devoting time to certain businesses in which he holds an ownership interest to the extent such services do not compete with Company and do not interfere with his duties hereunder.



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         2. Term. Unless sooner terminated by either party as provided in
Section 3 below, the term of this Agreement shall be for a period of three years (the "Term") commencing on the Effective Date.

         3.      Termination.

                  3.1 Mutual Agreement. This Agreement and Employee's employment hereunder may be terminated at any time by mutual agreement of the parties.

                  3.2     Death.   In the event of Employee's death, this
Agreement shall automatically terminate on the day after Employee dies.

                  3.3 Disability. This Agreement shall automatically terminate on the day after Employee becomes permanently disabled. "Permanently disabled" as used herein shall mean mental or physical incapacity, or both, based upon a certification of such permanent disability by both Employee's regularly attending physician and a duly licensed physician selected by Company's insurance carrier, rendering Employee unable to perform all of his duties hereunder through the expiration of the Term. Employee shall be deemed to have become "permanently disabled" on the date set forth in the foregoing certification as to when Employee became "permanently disabled".

                  3.4 By Company for Cause. This Agreement and Employee's employment hereunder may be terminated by Company for "cause", effective upon delivery of written notice to Employee given at any time (without any necessity for prior notice) except as provided herein. For purposes of this Agreement, the term "cause" shall mean (i) Employee's conviction of a felony or Employee's entering of a plea of guilty or nolo contendre to a felony, (ii) Employee's criminal conviction of any other crime involving Employee's lack of honesty or moral turpitude or Employee's entering a plea of guilty or nolo contendre to such a crime, (iii) Employee's commission of theft against, or embezzlement from, Company or any of its affiliated companies, (iv) or repeated public inebriation or repeated use of illegal drugs or substances. Finally, Employee can be terminated for cause upon Employee's material breach of any covenant contained in this Agreement or failure to perform duties as outlined in Section
1.1. In the event of breach of any such covenant or failure to perform his duties, Employee shall be notified in writing by Company of such breach which notice shall state specifically the alleged breach or of such failure to perform which notice shall state specifically the alleged failure to perform. Employee shall have 30 days from delivery to Employee by Company of written notice of such to cure. If Company deems that Employee has not cured the breach or failure to perform within the 30 day cure period, Company shall give Employee a final written notice which shall contain specifically the alleged breach that has not been cured or the alleged failure to perform which has not been cured. Employee shall have 30 days to cure from delivery to Employee by Company of final written notice.

                  3.5 By Company Without Cause or Upon Change in Control . This Agreement and Employee's employment hereunder may be terminated by the Company, without "cause" (for any reason or no reason at all) or in the event of a Change of Control of Company at any time by giving Employee 14 days prior written notice of termination, which termination shall be effective on the 14th day following such notice. In the event Employee is terminated without cause during the Term or in the event of a Change in Control of Company, he shall be entitled to a severance payment in the amount of two years salary at his current base compensation plus full vestment of any warrants or options awarded under this agreement. For this Section, Change in Control shall be defined by the acquisition of greater than 40% of the common stock of Company after 12/31/02 or the sale of substantially all of the assets of the Company.
                  19.6 Return of Company's Property Upon Termination. In the event Employee's employment with Company terminates, Employee shall return to Company all property of Company or any affiliated company in Employee's possession or under Employee's direct or indirect control including, without limitation, all equipment, all Confidential Information (as defined in Section
5.1 of this Agreement), notebooks and other materials, documents, diaries, calendars and data of or relating to Company or any affiliated company, whether printed, typed, written or on any source of computer media; provided that Employee shall be entitled to retain his rolodex, personal files, diaries, calendars and other similar documents of a personal nature as long as they do not relate exclusively to the business of Company and as long as copies are made for Company to reflect or evidence corporate information.


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     4.  Compensation.

                  4.1 Salary. As consideration for services that Employee must render, Company will pay Employee a salary of $198,000 per year during the first twelve months. After the initial twelve months, Company will pay Employee a salary of $298,000 for the remaining two years. Payments of salary shall be made in accordance with Company's regular payroll periods.

                  4.2 Incentive Bonus. So long as Employee's employment has not been terminated pursuant to Section 3, at the close of each 12 month period of this agreement, Employee shall receive an incentive bonus payment of up to 30% of Employee's base compensation. The criteria for earning this bonus will be established at the beginning of each 12 month period of this agreement. The first year bonus criteria are attached as Schedule A. Employee shall maintain the right to invest up to 50% of the Incentive Bonus by receipt of common stock in the Company at the average closing market price for the preceding calendar month prior to the bonus be awarded. In the event that Company terminates Employee's employment prior to the end of the scheduled term of this Agreement without cause, Employee shall be entitled to a prorated incentive bonus upon termination.

                  4.3 Other Benefits. Employee shall also be entitled to receive all benefits provided to other executives of Company, which shall include, at a minimum, comprehensive health and dental insurance, vacation/sick time of not less than four weeks per year, disability, cell phone, car allowance, payment of actual moving expenses incurred not to exceed $10,000, and payment of a corporate apartment for 6 months. Company shall provide D&O insurance to cover Employee. All such benefits shall be provided at no cost to Employee.

                  4.4 Expenses. Company will reimburse Employee for reasonable business expenses incurred in the course of his employment hereunder, provided that any request for such reimbursement is supported by adequate back-up documentation.

                  4.5 Stock Warrants. Company shall award Employee warrants at a strike price of $0.32 with a 10 year term that represent in the aggregate 10% of the fully diluted securities outstanding, including any private placements or preferred conversions agreements completed over the following two months after the effective date of this agreement. One-fourth of such warrants shall be earned upon execution of this agreement. The remaining warrants shall vest monthly over the 36 month term of this agreement, contain customary anti-dilution provisions (within the context of this Section), be exercisable in whole or part, and shall be subject to a customary piggy-back registration rights agreement.

                  4.6 Investment. Employee agrees to invest $35,000 through a private placement being conducted by Odyssey Capital ("Brazos Raise"). Such funding is to occur no later than 1/31/03. In the event that the Brazos Raise is not completed, Employee agrees to acquire 80,000 shares of stock at $0.45 per share directly from the Company which shall have attached 40,000 warrants at $0.45 with a five year term, exercisable in whole or in part, contain customary anti-dilution provisions, and shall be subject to a customary piggy-back registration rights agreement.

     5. Confidentiality. The parties agree to the following:


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                  5.1  Non-Disclosure. Employee agrees to maintain in confidence and refrain from disclosing to any other person the terms of this Agreement or any information delivered in connection with this Agreement (including without limitation, inventions, improvements, designs, systems, ideas, technical data trade secrets, pricing information, financial information, sales techniques, approaches and information, information pertaining to customers and suppliers, business plans and secrets relating to the conduct of operations, materials, processes, equipment and formulations used in Company and Company's operations, any commercial or technical information, improvements, working methods or things of which Employee may have gained knowledge or discovered, invented or perfected while in the employ of Company and any other information that Employee may have or know regarding Company, Company or any of Company's affiliates) (collectively the "Confidential Information"). Employee shall receive all Confidential Information in confidence, and shall not at any time (during or after employment with Company) except as required in the conduct of Company's business, publish, disclose, communicate, divulge, use or authorize any other firm, person, or corporation to publish, disclose, communicate, divulge or use any of the Confidential Information unless or until the Confidential Information shall have ceased to be secret or confidential as evidenced by general public knowledge or when demanded by a court of law.

                  5.2 Notice of Request of Disclosure. In the event that Employee is at any time requested or required in connection with a legal proceeding in or before a court of law (by oral questions, interrogatories, requests for information or documents, subpoena or similar process) to disclose any information supplied to him in connection with this Agreement, or Employee is requested by such means to disclose any information regarding Company or any information in connection therewith, Employee shall provide Company with prompt notice of such request so that Company may, in its discretion, seek an appropriate protective order to insure Employee's compliance with the terms of this Section.

     6. Trademarks and Copyrights. At any time after his employment with Company or any of its affiliates, Employee shall not use or infringe upon the trademarks or trade name of Company or use or adopt any other trademark, trade name, product number, business slogan or identification of Company and Company's affiliates

     7. Photographs. During the term of this Agreement, Employee consents to the use of the reproduction in whole or in part of his name and/or photograph or photographs containing any picture or pictures of his taken while in the employment of Company.

     8. Captions and Headings. The captions and headings contained in this Agreement are for convenience only and shall not be referred to for the purpose of limiting or construing this Agreement in any way.

     9. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, or facsimile, addressed as follows:

If to Company:              Chairman
                                    SurgiCare, Inc.
                                    12727 Kimberley Lane, Suite 200
                                    Houston, Texas  77024
                                    Tel:  713-973-6675
                                    Fax:  713-722-0921

If to Employee:                                       Mr. Phillip C. Scott
                                    7920 Corte Penca
                                    Carlsbad, CA  92009
                                    Tel: 760-822-1989
                                    Fax: 775-254-7046

         All such notices and communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) five (5) business days after deposit in any United States Post Office, postage prepaid, if mailed; and (iii) when receipt is acknowledged or confirmed, if telecopied.

         10. Waiver of Breach. The waiver by Employee of a breach of any provision of this Agreement by Company shall not operate or be construed as a waiver of any preceding or subsequent breach by Company.

         11. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, executors and personal representatives of Employee. Notwithstanding the foregoing, this Agreement shall not be assignable without the prior written consent of the other party.


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     12. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. Employee's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

     13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Houston, Texas in accordance with the Rules of the American Arbitration Association (the "Rules"), and judgment upon any award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. If the amount in controversy is less than $100,000, there shall be one arbitrator. Otherwise, there shall be three arbitrators, one to be chosen directly by each party, and the third to be selected by the two so chosen. To the extent permitted by the Rules, the selected arbitrators may grant equitable relief. The costs of the arbitration including the fees of all arbitrators, all other fees of all parties, expenses of witnesses, cost of the record or transcripts thereof, if any, administrative fees and all other fees and costs shall be borne by the losing party.

     14. Governing Law. This Agreement shall be deemed to be entered into and performed in the State of Texas, and shall, in all respects, be construed in accordance with and governed by the laws of the State of Texas. The parties agree to submit to the jurisdiction of the Texas courts or federal courts located in Houston, Texas in matters relating to this Agreement for purposes of actions or proceedings ancillary to arbitration, or to enforce an arbitral award, or for equitable relief or other preliminary relief pending arbitration.


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     15. Costs and Attorneys' Fees. Should any party to this Agreement institute legal proceedings against another party regarding this Agreement, the prevailing party to any such action shall be entitled to recover reasonable attorneys' fees and costs to the extent awarded by the arbitrator or court.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by a written instrument signed by Employee and an authorized officer of Company.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                         COMPANY:

                         SurgiCare, Inc.



                         By:  /s/ David Blumfield
                            --------------------------


                         EMPLOYEE:

                         /s/ Phillip C. Scott
                         --------------------------------
                         Phillip C. Scott, an individual



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